EXHIBIT 23.2



          CONSENT OF THOMAS, BECK & ZURCHER, P.A., INDEPENDENT AUDITORS



             We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 24, 1994, in this Registration Statement and related Prospectus/Proxy Statement of Thermo Electron Corporation and Coleman Research Corporation for the registration of 2,669,158 shares of Common Stock of Thermo Electron Corporation.

                                           Thomas, Beck & Zurcher, P.A.

        Orlando, Florida
        February 7, 1995